EXHIBIT 4.16

                                                                      Document 1

                                                           Contract No. MA-13509

                       COMMITMENT TO GUARANTEE OBLIGATION

                                       by

                          THE UNITED STATES OF AMERICA

                                   Accepted by

                             PETRODRILL FIVE LIMITED

                                    Shipowner

                   (Under Title XI, Merchant Marine Act, 1936,
                        as amended, and in effect on the
                       date of this Guarantee Commitment)
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                                TABLE OF CONTENTS

DOC
NO.   DOCUMENT
---   --------------------------------------
 1.   Commitment to Guarantee Obligations
      Schedule One -- Form of Opinion of
 2    Counsel
      Appendix I -- Form of Credit
 3    Agreement
      Appendix II -- Form of Trust
 4    Indenture
      Schedule A -- Schedule of
 5    Definitions to the Trust Indenture
      Exhibit 1 -- General Provisions
      Incorporated into the Trust
 6    Indenture by Reference
      Exhibit 2 -- Form of Floating Rate
 7    Note
      Exhibit 3 -- Form of Fixed Rate
 8    Note
      Exhibit 4 -- Form of Authorization
 9    Agreement
      Exhibit 5 -- Form of Secretary's
10    Supplemental Indenture
      Appendix III -- Form of Security
11    Agreement
      Exhibit 1 -- General Provisions
      Incorporated into the Security
12    Agreement by Reference
      Schedule X -- Schedule of
13    Definitions
      Exhibit 2 -- Form of Secretary's
14    Note
      Exhibit 3 -- Form of First
15    Preferred Ship Mortgage
      Exhibit 4 -- Form of Title XI
      Reserve Fund and Financial
16    Agreement
      Exhibit 5 -- Form of Consent of
17    Shipyard
18    Exhibit 6 -- Construction Contract
      Exhibit 7 -- Form of Depository
19    Agreement

                       COMMITMENT TO GUARANTEE OBLIGATIONS

                                       BY

                          THE UNITED STATES OF AMERICA

                                   accepted by

                             PETRODRILL FIVE LIMITED

                                    Shipowner

     THIS COMMITMENT TO GUARANTEE OBLIGATIONS, dated as of April 9, 1999 (the "Guarantee Commitment"), is made and entered into by the UNITED STATES OF AMERICA (the "United States"), represented by the SECRETARY OF TRANSPORTATION, acting by and through the MARITIME ADMINISTRATOR (the "Secretary"), and accepted on said date by PETRODRILL FIVE LIMITED, a British Virgin Islands international business company (the "Shipowner").

RECITALS

     A. The Shipowner will be the sole owner of the dynamic positioned semi-submersible drilling vessel to be named AMETHYST 5 ("the Vessel"), built pursuant to the Construction Contract with TDI-Halter, Limited Partnership (the "Shipyard").

     B. To aid in financing the construction of the Vessel, the Shipowner will borrow an aggregate principal amount equal to 87 1/2% of the Actual Cost of the Vessel, as of the Closing Date. To accomplish such financing, the Shipowner has accepted this Guarantee Commitment subject to the terms and conditions set forth herein.

     C. The Shipowner has entered into the Credit Agreement providing for the sale and delivery of obligations in the aggregate principal amount of $150,183,000 to be designated "United States Government Guaranteed Export Ship Financing Obligations, AMETHYST 5 Series" (the "Obligations") having the maturity date and interest rate set forth in the Credit Agreement, the Indenture and the Obligations.

     D. As security for the Guarantees and the Secretary's Note, the Shipowner will execute and deliver the Security Agreement, Contract No. MA-13511, and the following agreements shall be executed and delivered: the Indenture, the Authorization Agreement, Contract No. MA-13510, the Secretary's Note, the Mortgage, Contract No. MA-13512, the Financial Agreement, Contract MA-13513, and the Depository Agreement, Contract No. MA-13514.

                              W I T N E S S E T H:

     That under the provisions of Title XI of the Merchant Marine Act, 1936, as amended and in consideration of (i) the covenants of the Shipowner contained herein and (ii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Secretary hereby commits itself as herein provided.

                                    ARTICLE I
                    FINDINGS AND DETERMINATIONS OF SECRETARY

     Pursuant to Section 1103(g)(i) of Title XI, the Secretary has determined that the issuance of this Guarantee Commitment will not result in the denial of an economically sound application to issue a commitment to guarantee obligations for a Vessel documented under the laws of the United States.

     Pursuant to Section 1104A(b)(1) of Title XI, the Secretary has approved the Shipowner as responsible and possessing the ability, experience, financial resources and other qualifications necessary to the adequate operation and maintenance of the Vessel.
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     Pursuant to Section 1104A(b)(2) of Title XI, the Secretary has determined that the aggregate of the Actual Cost of the Vessel is $171,638,175. Prior to the Closing Date, the Secretary, in its discretion, may redetermine the actual Cost of the Vessel.

     On the Closing Date, the aggregate principal amount of the Obligations will not exceed 87 1/2% of the Actual Cost of the Vessel.

     Pursuant to Sections 1104A(b)(3), 1104A(b)(4) and 1104A(b)(5) of Title XI, the Secretary has determined that: (1) the maturity date of the Obligations is satisfactory, (2) payments of principal required by the Obligations are satisfactory, and (3) the interest rate to be borne by the Obligations to be issued on the Closing Date is reasonable.

     Pursuant to Section 1104A(d) of Title XI, the Secretary has found that the Shipowner's proposed use of the Vessel will be economically sound.

     Pursuant to Section 1104A(d)(A) of Title XI, the Secretary has determined that the construction, reconstruction or reconditioning of the Vessel will aid in the transition of United States shipyards to commercial activities or will preserve shipbuilding assets that would be essential in time of war or national emergency.

     The Secretary has further determined that the Secretary of Defense has received notice of the Secretary's receipt of application and that the Secretary of Defense has not disapproved the loan guarantee pursuant to the authority, under Section 1104A(j)(1) of Title XI, to assess whether the potential use of the Vessel may cause harm to the United States national security interests.

     The Secretary has determined that the countries in which the Shipowner has its chief executive offices or has located a substantial portion of its assets present an acceptable financial and legal risk to the Secretary's Security.

                                   ARTICLE II
                       COMMITMENT TO GUARANTEE OBLIGATIONS

     The United States, represented by the Secretary, HEREBY COMMITS ITSELF TO GUARANTEE the payment of the unpaid interest on, and the unpaid balance of the principal of, the Obligations, including interest accruing between the date of default under the Obligations and the payment in full of the Guarantees, and, to effect this Guarantee Commitment, hereby commits itself to execute and deliver the Authorization Agreement, Security Agreement, Financial Agreement, and Depository Agreement on the Closing Date pursuant to the terms of the Guarantee Commitment.

                                   ARTICLE III
                                 THE OBLIGATIONS

     The Obligations shall be as provided in the Indenture and in the form of the Obligations annexed as Exhibits 2 and 3 to the Indenture. The Obligations shall be subject to all of the terms and conditions set forth in the Indenture.

                                   ARTICLE IV
             CONDITIONS TO EXECUTION AND DELIVERY OF THE GUARANTEE

     The obligation of the Secretary to execute and deliver the Guarantee on the Closing Date shall be subject to the following conditions unless waived in writing by the Secretary:

     (a) the Closing Date shall occur on or prior to September 11, 1999.

     (b) the Shipowner and the Shipyard shall have executed and delivered to the Secretary a copy of the Construction Contract, as amended, and the Shipyard shall have executed the Consent of Shipyard.

     (c) the Shipowner shall have executed and delivered the following documents in the form attached hereto: the Security Agreement, Financial Agreement, Trust Indenture, Secretary's Note, Obligations, Credit Agreement, and Depository Agreement;

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     (d) the Indenture Trustee shall have executed, in the form attached hereto, the Authorization Agreement and Trust Indenture; the Depository shall have executed the Depository Agreement; and the Lender shall have executed the Credit Agreement;

     (e) the following documents shall have been delivered to the Secretary: (i) one executed counterpart and one copy of the Credit Agreement; (ii) two executed counterparts of the Trust Indenture, (iii) two specimen copies of the Obligations; (iv) two executed originals of the legal opinion issued under section (j) of this Article; (v) two copies of the legal opinion delivered to the Lender pursuant to the Credit Agreement, and (vi) two originals of all other documents delivered by the Shipowner, Indenture Trustee or the Depository in connection with this Closing.

     (f) the Shipowner shall have executed an Officer's Certificate representing and warranting the truth of the following statements as of the Closing Date:

          (i)  each of the representations and warranties set out at Section
     2.01 of the Security Agreement; and

          (ii) the Shipowner is not in violation of any Federal laws having a substantial adverse effect on the interests of the United States of America and that the consummation of the Commitment would not violate non-Title XI Federal law.

     (g) the Secretary shall have received the Guarantee Fee payable under
Section 1104A(e) of Title XI and the Investigation Fee, due under Section 1104A(f) of Title XI.

     (h) the Shipowner shall have complied in all material respects with its agreements under this Guarantee Commitment;

     (i) there shall not have occurred any event which constitutes (or after any period of time or any notice, or both, would constitute) a "Default" under the Security Agreement;

     (j) there shall have been delivered to the Secretary by the Shipowner opinions of counsel admitted to the appropriate jurisdictions of the United States and British Virgin Islands, the Commonwealth of the Bahamas, and the Federative Republic of Brazil acceptable to the Secretary, in the form annexed hereto as Schedule One which shall include, among other things, an opinion to the effect that: (i) by the terms of the Security Agreement, the Shipowner has granted to the Secretary a fully perfected, first priority security interest in each of the assets which constitutes the Security; and (ii) all filings, recordings, notice and other actions required to perfect the Secretary's interest in the Security and to render such security interest valid and enforceable under applicable law have been duly effected:

     (k) Petrodrill Four Limited shall have executed and delivered to the Secretary its guarantee of the Title XI debt of the Shipowner.

     (l) Each of Pride International, Inc. and Maritima Petroleo E Engenharia Ltda. shall have executed and delivered to the Secretary its guarantee of final charges that may be assessed against the Vessel due to late arrival penalties and/or ad valorem taxes in an amount not to exceed $20,500,000.

     (m) the Secretary shall have received a letter agreement from the Shipowner to provide the Secretary within a reasonable time after the Closing Date, with eight (8) conformed copies of the Guarantee Commitment and each of the Appendices and Exhibits thereto executed on or prior to such date;

     (n) on the Closing Date, the qualifying requirements set forth in Section 10 of the Financial Agreement shall have been complied with and certified to as required therein; and

     (o) at least fifteen (15) Business Days prior to the Closing Date, there shall have been delivered to the Secretary, pro forma balance sheets for the Shipowner as of the Closing Date, certified by an officer of the Shipowner showing, among other things, all non-Title XI debt of the Shipowner;

     (p) on the Closing Date, the Shipowner shall certify that all non-Title XI loans to the Shipowner relating to the Vessel has been discharged or subordinated satisfactorily to the Secretary, and

     (q) at least ten (10) days prior to the Closing Date, the Shipowner shall have provided the Secretary with satisfactory evidence of insurance as required by the Security Agreement.

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     (r) on the Closing Date, the Secretary shall be a beneficiary under the
Shipyard's performance and labor and material payments bonds, which bonds shall be in form and substance satisfactory to the Secretary.

     (s) on the Closing Date, the Shipowner and Amethyst Financial Company Limited shall issue a declaration regarding lobbying activities pursuant to the provisions of 31 U.S.C. 1352.

                                    ARTICLE V
                        VARIATION OF GUARANTEE COMMITMENT

     No variation from the terms and conditions hereof shall be permitted except pursuant to an amendment executed by the Secretary and the Shipowner.

                                   ARTICLE VI
                TERMINATION OR ASSIGNMENT OF GUARANTEE COMMITMENT

     This Guarantee Commitment may be terminated and the parties hereto shall have no further rights or obligations hereunder, upon written notice by the Secretary of the termination of the obligations of the United States pursuant to the Shipowner's failure to satisfy one or more conditions set forth in Article V hereof or upon the Secretary's determination, at or before the Closing Date, that (i) the Shipowner is in violation of Federal law and such violation would have a substantial, adverse affect on the interests of the United States of America or (ii) the consummation of the Commitment would violate non-Title XI Federal law. The Shipowner's warranties and representations shall survive the termination of this Agreement and the Secretary's issuance of the Guarantees. This Guarantee Commitment may not be assigned by the Shipowner without the prior written approval of the Secretary and any attempt to do so shall be null and void AB INITIO.

                                   ARTICLE VII
                 GOVERNING LAW; JURISDICTION AND CONSENT TO SUIT

     This Guarantee Commitment hereby adopts and incorporates by reference as if fully set forth herein the provisions relating to Jurisdiction and Consent to Suit of the Special Provisions of the Security Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     (a) The table of contents and the titles of the Articles are inserted as a matter of convenient reference and shall not be construed as a part of this Guarantee Commitment. This Guarantee Commitment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     (b) For all purposes of this Guarantee Commitment, unless otherwise expressly provided or unless the context shall otherwise require, capitalized terms used herein shall have the meaning given in Schedule X to the Security Agreement.

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     IN WITNESS WHEREOF, this Commitment to Guarantee Obligations has been executed by the United States and accepted by the Shipowner, all as of the day and year first above written.

                                          UNITED STATES OF AMERICA,
                                          SECRETARY OF TRANSPORTATION


(SEAL)                                 MARITIME ADMINISTRATION

Attest:                                BY:  /s/Joel C. Richard
                                       Secretary
                                       Maritime Administration
/s/Larry Main
Assistant Secretary

                                       ACCEPTED BY:
                                       PETRODRILL FIVE LIMITED
                                       as Shipowner

                                       BY:  /s/Earl W. McNiel
                                       Treasurer

Attest:

BY:  /s/ Robert W. Randall
      Secretary

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